UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2018

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TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

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New York	0-14818	14-1541629
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

38 Corporate Circle,

Albany, New York 12203

(Address of principal executive offices)

(518) 452-1242

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 9, 2018, Trans World Entertainment Corporation (the “Company”) received written notice from The Nasdaq Stock Market (“Nasdaq”) that the closing bid price for its common stock had been below $1.00 for the previous 30 consecutive business days, and that the Company therefore is not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a period of 180 calendar days, or until April 8, 2019, to regain compliance. In order to regain compliance with the minimum closing bid price rule, the closing bid price of the Company’s common stock must be at least $1.00 or higher for a minimum of ten consecutive business days during the compliance period.  If the Company does not regain compliance during the initial compliance period, the Company may be eligible for additional time to regain compliance. If the Company is not eligible, the Company expects that Nasdaq will provide written notice to us that the Company’s common stock will be subject to delisting.

The written notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the Nasdaq Global Market. The Company intends to monitor its closing bid price for its common stock between now and April 8, 2019, and will consider available options to resolve the Company’s noncompliance with the minimum bid price requirement, as may be necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2018	TRANS WORLD ENTERTAINMENT CORPORATION
By: /s/ Mike Feurer Name: Mike Feurer Title: Chief Executive Officer